Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2010 relating to the consolidated financial statements of Interlink-US-Network, Ltd. (formerly known as NuTech Digital, Inc.) which appears in Interlink-US-Network, Ltd.’s Annual Report on Form 10-K (File No. 000-50021) filed with the Commission on April 15, 2010.

/s/ Weaver & Martin, LLC

Kansas City, Missouri

September 15, 2010